SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 27, 2010

Systemax Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-13792 (Commission File Number)	11-3262067 (IRS Employer Identification No.)

11 Harbor Park Drive
Port Washington, New York 11050
(Address of Principal Executive offices, including Zip Code)

Registrant's telephone number, including area code: (516) 608-7000

N.A.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

ITEM 1.01    Entry Into a Material Definitive Agreement

          On October 27, 2010, Systemax Inc. (the “Company”) and certain of its direct and indirect wholly owned subsidiaries (together with the Company, the “Borrowers”) entered into a Second Amended and Restated Credit Agreement with JPMorgan Chase Bank, N.A., as U.S. Administrative Agent, J.P. Morgan Europe Limited, as UK Administrative Agent, J.P. Morgan Securities, Inc. as Sole Bookrunner and Sole Lead Arranger, HSBC Bank USA, N.A. and Wells Fargo Capital Finance LLC, as Co-Agents, and the lenders from time to time party thereto (the “Credit Agreement”), in order to amend and extend the Company’s existing credit facility.  This Credit Agreement amends and replaces the Amended and Restated Credit Agreement dated as of October 27, 2005 with such lenders and certain other lenders.

The terms and conditions of the Credit Agreement provide for an aggregate initial commitment of up to $125 million, subject to a further increase to up to $200 million. The Credit Agreement also provides for letter of credit availability of up to $25 million.  Availability is subject to a borrowing base that takes into account eligible receivables and eligible inventory.  The new five year facility will be available to the Company, its domestic subsidiaries and its United Kingdom subsidiary, Systemax Europe Ltd., until the maturity date of October 26, 2015.

The interest rate under the Credit Agreement is computed at applicable market rates based on LIBOR or the Prime Rate, plus an applicable margin. The applicable margin varies based on borrowing base availability.

The Company’s ability to borrow amounts under the Credit Agreement is subject to its compliance with certain financial and operating covenants, and compliance with other terms and conditions contained in the credit documents, typical for credit facility transactions of this type.

To secure the Company’s obligations under the Credit Agreement, the parties have also entered into the Second Amended and Restated Pledge and Security Agreement, dated October 27, 2010 (the “Pledge Agreement”).  Pursuant to this agreement the Borrowers' obligations under the Credit Agreement are secured by substantially all the Borrowers' assets including all accounts, accounts receivable, inventory and certain other assets, subject to limited exceptions, including the exclusion of certain foreign assets from the collateral.

The Credit Agreement includes customary events of default and lender’s remedies for facilities of this nature.

The foregoing descriptions of the Credit Agreement and the Pledge Agreement do not purport to be complete and are qualified in their entirety by reference to the Second Amended and Restated Credit Agreement and the Pledge Agreement.

A copy of the Credit Agreement is filed as an exhibit to this Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is incorporated into this Item 2.03 by reference.

Item 8.01. Other Events

On November 2, 2010, the Company issued a press release announcing the transaction. A copy of the press release is filed as Exhibit 99.1 to the report and is incorporated by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description

10.1
Second Amended and Restated Credit Agreement, dated as of October 27, 2010, by and among Systemax Inc. and certain affiliates thereof and JPMorgan Chase Bank, N.A., as U.S. Administrative Agent, J.P. Morgan Europe Limited, as UK Administrative Agent, J.P. Morgan Securities, Inc. as Sole Bookrunner and Sole Lead Arranger, and the lenders from time to time party thereto.

99.1	Press Release of Systemax Inc., dated November 2, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYSTEMAX INC.

By: /s/ Curt Rush
Name: Curt Rush
Title:   General Counsel and Secretary

Date:  November 2, 2010